Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. Sec.1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of BlackPoll Fleet International, Inc. (the “Company”) on Form 10-Q for the quarter ended July 31, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jacob Gitman, the Chief Executive Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge that:

1.	The Report on Form 10-Q fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	November 3, 2015

By:	/s/ Jacob Gitman
Name:	Jacob Gitman
Title:	Chief Executive Officer